UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

April 8, 2015
Date of report (Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2015, the Board of Directors of Griffin Land & Nurseries, Inc. (“Griffin” or the “Registrant”) appointed Michael S. Gamzon, Griffin’s President and Chief Operating Officer since May 2012, as Griffin’s President and Chief Executive Officer effective January 1, 2016. Frederick M. Danziger, the current Chairman of the Board and Chief Executive Officer of Griffin, will retire from his position as Chief Executive Officer effective January 1, 2016.

Prior to his appointment as President and Chief Operating Officer in May 2012, Mr. Gamzon, age 45, served as Griffin’s Executive Vice President and Chief Operating Officer from September 2010 through May 2012, and as Vice President from January 2008 through August 2010. Mr. Gamzon is the son-in-law of Frederick M. Danziger and the brother-in-law of David M. Danziger, one of Griffin’s directors.

Item 7.01.	Regulation FD Disclosure

Griffin’s 2014 Annual Report, which is being made available to Griffin’s stockholders on April 13, 2015, contains the Letter to Stockholders attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 to this Current Report is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Letter to Stockholders included in Griffin’s 2014 Annual Report (attached hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: April 10, 2015